COMMERCIAL PROMISSORY NOTE

$650,000.00 **Edwardsville, IL**
January 20, 2010

FOR VALUE RECEIVED, YTB International, Inc., having an office and place of business at 1901 E. Edwardsville Rd , Woodriver, IL 62095 (the "Borrower"), hereby promises to pay to Normandy Corporation, a New York corporation having an office and place of business at 46 Prince Street, Rochester, New York 14607 (the "Lender"), or order, the principal sum of Six Hundred Fifty Thousand and 00/100 Dollars ($650,000.00) in lawful money of the United States of America, together with interest thereon at the "Contract Rate" (as hereafter defined), in the manner set forth below.

Definitions

All capitalized terms used in this Note and not otherwise defined shall have the meanings set forth below. When used herein, the singular shall include the plural as the context requires.

"Closing Date" means the date of the execution and delivery of this Note.

"Contract Rate" means the fixed rate of fourteen and one half percent (14.5%) per annum.

"Maturity Date" means September 15, 2010.

"Default Rate" means eighteen percent (18%) per annum.

"Event of Default" means any Event of Default under the Note

"Grant of Security Interest" means the "Prestige Management Services, LLC Loan" defined as: (1) Promissory Note made by Prestige Management Services, LLC dated December 16, 2008, and payable to YTB International, Inc. in the amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000); (2) Real Estate Mortgage dated December 16, 2008 and recorded December 17, 2008, in the recorder's Office of the County of Madison, IL as Document #2008R56498, covering property located at 1 Country Club View, Edwardsville, IL 62025, made by Prestige Management Services, LLC to YTB International, Inc. to secure repayment of said note; and (3) and all other loan documents evidencing, securing and collateralizing the loan made by YTB International, Inc. to Prestige Management Services, LLC, which shall be collaterally assigned by Borrower to Lender.

Payment Terms

Beginning on February 16, 2010, and on the sixteenth (16th) day of each month thereafter, the Borrower will make a payment of interest only at the Contract Rate. Interest shall be calculated on a 360-day basis for the actual number of days any portion of the indebtedness evidenced by this Note is outstanding. The entire unpaid principal amount evidenced by this Note , together with (1) all accrued and unpaid interest thereon and (2) the Loan Fee balance of Thirty Two Thousand Five Hundred and 00/100 Dollars ($32,500.00), shall become due and

payable on the Maturity Date. Said unpaid principal amount shall continue to bear interest from and after the Maturity Date at the Default Rate until such principal amount has been paid in full.

Prepayment

From the Closing Date through the ninetieth day thereafter, no prepayment of principal is allowed. Thereafter, the Borrower shall have the right to prepay all or any part of the unpaid principal amount evidenced by this Note at any time without penalty or other charge except accrued interest to the date of prepayment. All prepayments made hereunder shall be applied first to the payment of accrued interest at the Contract Rate and then to the reduction of principal.

Late Payment Charge

In the event that any payment required to be made under this Note shall not have been received by the holder of this Note within ten (10) days after the date on which it is due, a "late charge" of six cents ($.06) for each one dollar ($1.00) so overdue shall become immediately due to the holder of this Note as liquidated damages for failure to make prompt payment. Said charge shall be payable in any event on the due date of the next payment required to be made hereunder.

Place of Payment

All payments of interest and principal required to be made hereunder, and all other sums due under this Note and the Grant of Security Interest, shall be payable to the Lender at 46 Prince Street, Rochester, New York 14607, or at such other office or place as the holder of this Note may designate in writing.

Security

This Note is secured by the Grant of Security Interest of the Prestige Management Services, LLC Loan. In the event the Borrower has not received payment in full of all principal and interest due under the terms and conditions of the Prestige Management Services , LLC Loan by June 16, 2010, Borrower is to deliver to Lender a fully executed and performing Modification of the Prestige Management Services, LLC Loan no later than July 16, 2010. The terms and conditions of said modification must be approved by Lender prior to modification, and which must be satisfactory to Lender.

Event of Default

The entire unpaid principal amount evidenced by this Note, together with all accrued and unpaid interest thereon, shall, without notice, become immediately due and payable, at the option of the holder of this Note, upon the occurrence of any of the following events, unless the holder of this Note otherwise elects: (a) if any amounts of principal or interest due on this Note shall not be paid when due; (b) if the Borrower shall become insolvent or shall make an assignment for the benefit of creditors; (c) if any of the business or property of the Borrower shall come into the possession of creditors of any governmental agency or of a receiver; (d) if any proceedings under any bankruptcy or insolvency act or acts for the relief of debtors shall be commenced against by or in respect of the Borrower; (e) if any proceedings supplementary to judgement shall be commenced against the Borrower; (f) if any execution shall be issued against the Borrower; (g) if any judgement against the Borrower not fully bonded shall remain unpaid, in whole or in part, for at least five (5) days after the entry thereof; (h) if on or before July 16, 2010, Borrower fails to deliver to Lender a Modification of the Prestige Management Services, LLC Loan, which modification must be satisfactory to Lender; or (i) after default in the performance of the terms and conditions of any other obligation due to the holder of this Note by the Borrower.

Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the case of any subsequent Event of Default.

Default Rate

Upon the occurrence of any Event of Default, the Contract Rate shall be changed to the Default Rate, such change of rate to become effective on the date notice of such Event of Default is given to the Borrower and to remain in effect until such Event of Default shall have been completely cured to the satisfaction of the holder of this Note, regardless of whether the holder of this Note elects to accelerate the indebtedness evidenced by this Note by reason of such Event of Default.

Borrower to Pay Expenses

If it becomes necessary to take any legal action to collect the indebtedness evidenced by this Note or any part thereof or to exercise the Lender's rights under the Grant of Security Interest, or if this Note is placed in the hands of an attorney for collection, the Borrower agrees to pay the reasonable attorneys' fees of the holder of this Note, as well as all costs of collection, whether or not any action, suit or proceeding is actually brought.

Waivers and Consents

To the extent permitted by law, the Borrower and any other person, firm or corporation who is or may become liable for the payment of all or any part of the indebtedness evidenced by this Note hereby (a) waive and renounce any and all exemption rights and the benefit of all valuation and appraisement privileges as against said indebtedness or any renewal or extension thereof, (b) waive presentment for payment, demand, protest, notice of protest and notice of dishonor and any and all lack of diligence or delays in the collection or enforcement of said indebtedness, (c) consent to any extension of time, release of any collateral securing this Note, acceptance of other collateral therefor, or any other indulgence or forbearance whatsoever, (d) waive the right to trial by jury in any action, suit or proceeding brought by the Lender with respect to this Note or the Grant of Security Interest and (e) waive the right to assert in any such action, suit or proceeding any claim, set-off, counterclaim or defense which the Borrower may have against the Lender in connection with any unrelated transaction.

Compliance with Usury Requirements

This Note is subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the unpaid principal amount evidenced by this Note at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by law to contract or agree to pay. If by the terms of this Note, the Borrower is at any time required or obligated to pay interest on the unpaid principal amount evidenced by this Note, whether at the Contract Rate or the Default Rate, in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and the interest payable thereon shall be computed at such maximum rate and all previous payments in excess of such maximum rate shall be deemed to have been payments in reduction of the unpaid principal amount evidenced by this Note and not payments of interest due thereon.

Modifications and Amendments

No change, amendment, modification cancellation or discharge of this Note, or of any part hereof, shall be valid unless the holder hereof shall have consented thereto in writing.

Successors and Assigns

The covenants and obligations of this Note shall be binding upon the Borrower, its successors and assigns and shall inure to the benefit of the Lender, its successors and assigns and all subsequent holders of this Note.

Governing Law: Consent to Jurisdiction

This Note shall be governed by and construed in accordance with the laws of the State of Illinois. Borrower and each endorser or guarantor hereby submits to personal jurisdiction in said state for the enforcement of Borrower's obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of litigation to enforce such obligations of Borrower.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the day and year first above written.

YTB International, Inc.

[signature]

Robert M. Van Patten, Director

STATE OF Illinois)
COUNTY OF Madison) ss.:

On the 20 day of January, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert M. Van Patten, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument; and (s)he acknowledged to me that (s)he executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

OFFICIAL SEAL
SHANNON C. FLANIGAN
NOTARY PUBLIC-STATE OF ILLINOIS
MADISON COUNTY, ILLINOIS
MY COMMISSION EXPIRES
OCTOBER 26, 2013

[signature]

Notary Public